                                                                   EXHIBIT 99.1

                            [RESOLUTION PERFORMANCE PRODUCTS LOGO APPEARS HERE]

For Immediate Release                              Contact:  J. Travis Spoede
                                                   Chief Financial Officer
                                                   832-366-2421


Resolution Performance Products LLC Announces Second Quarter 2003 Results:
Results Meet Expectations

HOUSTON, August 14, 2003 - Resolution Performance Products LLC, the leading worldwide manufacturer and developer of epoxy resins, today reported its financial results for the second quarter of 2003. This includes revenues of $199 million and operating income of $1 million that resulted in EBITDA of $14 million which is in line with the Company's expectations. Revenues decreased $8 million and operating income decreased $22 million from the second quarter of 2002. The results for the six months ended June 30, 2003 include revenues of $397 million and operating income of $4 million that resulted in EBITDA of $28 million. Compared to the six months ended June 30, 2002, total revenues were up $3 million and operating income was down $44 million.

"Persistently high feedstock costs, together with lackluster global demand for epoxy resins and BPA for polycarbonate, continued to negatively affect our performance in the second quarter. Through the efforts of our talented and dedicated employees, we have exceeded our cost reduction and operations improvement targets, allowing the Company to meet financial market expectations," said Marvin O. Schlanger, Chairman and CEO.

"In the short-term, we see some margin improvement resulting from our actions in the marketplace and modest declines in raw materials prices. However, much more remains to be done. We anticipate working with our customers and suppliers to re-establish appropriate economics to this industry, including ending the practice of locking in resins prices several quarters in advance," Schlanger continued.

Resolution Performance Products will be hosting an investor conference call on August 18, 2003 at 2:00 p.m. Eastern time. The public is cordially invited to listen and participate by dialing the following toll-free number: 888-632-5950 or 713-481-1320 if outside the US. If you are unable to listen to the call at that time, the replay will be available 24 hours/day until August 25, 2003 by dialing 877-519-4471 or 973-341-3080 if outside the US.

Resolution Performance Products is the leading worldwide manufacturer and developer of epoxy resins and is also the leading global manufacturer of versatic acids and derivatives. Epoxy resins are chemicals primarily used in the manufacture of coatings, adhesives, printed circuit boards, fiber reinforced plastics and construction materials. The Company, with approximately 925 employees, has operations in the United States, Europe and Asia. Additional information about the Company and its financial results for annual, quarterly and current report filings are available on its web site at www.resins.com under the corporate information heading.

Certain statements in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the Company's current expectations and involve risks and uncertainties that could cause the Company's actual results to differ materially from those set forth in the statements. The Company can give no assurance that such expectations will prove to be correct. Factors that could cause the Company's results to differ materially from current expectations include: general economic and business conditions, industry trends, raw material costs and availability, changes in demand for its products, actions of its competitors and the additional factors and risks contained in the Company's Registration Statement on Form S-4 declared effective on July 2, 2003.

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                       RESOLUTION PERFORMANCE PRODUCTS LLC
                        CONSOLIDATED STATEMENTS OF INCOME
                          (IN MILLIONS OF U.S. DOLLARS)

                                                             (UNAUDITED)                        (UNAUDITED)
                                                          THREE MONTHS ENDED                  SIX MONTHS ENDED
                                                               JUNE 30,                           JUNE 30,
                                                     -----------------------------      -----------------------------
                                                        2003              2002             2003              2002
                                                     -----------       -----------      -----------       ----------
    Revenue                                          $       199       $       206      $       397       $      392
    Other revenues                                             -                 1                -                2
                                                     -----------       -----------      -----------       ----------
          Total                                              199               207              397              394

    Costs and expenses:
       Purchase and other variable costs                     144               125              282              226
       Operating expenses                                     26                32               54               62
       Selling, general and administrative                    12                12               26               28
       Depreciation and amortization                          12                 8               23               17
       Research and development                                4                 5                8               10
       Special charges                                         -                 2                -                3
                                                     -----------       -----------      -----------       ----------
          Total                                              198               184              393              346
                                                     -----------       -----------      -----------       ----------
    Operating income                                           1                23                4               48

    Income from equity investment                              1                 1                1                1
    Interest expense, net                                     23                18               39               34
                                                     -----------       -----------      -----------      -----------

    Income (loss) before taxes                               (21)                6              (34)              15
    Income tax expense (benefit)                              (7)                2              (12)               6
                                                     -----------       -----------      -----------      -----------
    Net income (loss)                                $       (14)      $         4      $       (22)     $         9
                                                     ===========       ===========      ===========      ===========
    EBITDA (1)                                       $        14       $        32      $        28      $        66
                                                     ===========       ===========      ===========      ===========

(1) EBITDA represents income (loss) before income taxes, interest expense and depreciation and amortization. EBITDA is presented because it is used by investors to analyze and compare operating performance, which includes a company's ability to service and/or incur debt. In addition, management focuses on EBITDA because it is used as an internal performance measure. However, EBITDA should not be considered in isolation or as a substitute for net income, cash flows or other income or cash flow data prepared in accordance with United States generally accepted accounting principles or as a measure of a company's profitability or liquidity. EBITDA is not calculated under GAAP and therefore is not necessarily comparable to similarly titled measures of other companies. The following table reconciles the differences between net income (loss), as determined under United States generally accepted accounting principles and EBITDA (in millions):

                       FOR THE QUARTER FOR THE SIX MONTHS
                          ENDED JUNE 30, ENDED JUNE 30,

                                               2003        2002         2003         2002
                                            ----------  ----------   ----------   ----------
     Net income (loss)                      $     (14)  $        4   $     (22)   $        9
     Income tax expense (benefit)                  (7)           2         (12)            6
     Interest expense, net                         23           18          39            34
     Depreciation and amortization                 12            8          23            17
                                            ---------   ----------   ---------    ----------

     EBITDA                                 $      14   $       32   $      28    $       66
                                            =========   ==========   =========    ==========